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                                 AMENDMENT NO. 2

                                       to

                                 LOAN AGREEMENT

         This AMENDMENT NO. 2 dated as of March 13, 2000 (this "Amendment"), is between Empire Resources, Inc. (the "Company"), a Delaware corporation and the surviving company of the merger of Empire Resources, Inc. with and into Integrated Technology USA, Inc., Fleet Bank N.A. ("Fleet"), Citicorp USA, Inc. ("Citicorp;" Fleet and Citicorp are collectively referred to herein as the "Banks"), and Fleet as agent for the Banks (in such capacity, the "Agent").

RECITALS:

         A. The Company, the Banks and the Agent have entered into a Credit Agreement, dated as of May 20, 1999, as amended by Amendment No. 1 thereto dated December 23, 1999 (as so amended, the "Loan Agreement").

         B. Effective September 17, 1999 Empire resources, Inc. ("Old Empire") was merged with and into Integrated Technology USA, Inc., a Delaware corporation ("Integrated") and Integrated changed its name to Empire Resources, Inc.

         C. The Company, the Agent and the Banks entered into an Assumption Agreement dated as of October 14, 1999 pursuant to which the Company, among other things, assumed all of Old Empire's obligations under the Loan Agreement.

         D. The Company desires to increase the Commitment (as defined in the Loan Agreement referred to below) to the extent hereinbelow provided and the Agent and the Banks are agreeable to same.

         E. The Company and the Banks desire to amend certain other provisions of the Loan Agreement as hereinafter set forth.

         NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration whose receipt and sufficiency are acknowledged, the Company, the Banks and the Agent agree as follows:

         Section 1. Definitions. Each capitalized term used but not defined in this Amendment shall have the meaning ascribed to such term in the Loan Agreement.

         Section 2. Amendments of Loan Agreement.


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         (a) A new definition for "Amendment No. 2" shall be added to Section
1.01 of the Loan Agreement in its correct alphabetical order to read in its entirety as follows:

                  "Amendment No. 2" shall mean that certain Amendment No. 2 to this Agreement dated as of March 13, 2000 among the parties thereto.

         (b) The definition for "Commitment" contained in Section 1.01 of the Loan Agreement is amended to read in its entirety as follows:

                  "Commitment" shall mean the obligation of the Banks to make Loans, and to buy participations in Letters of Credit and Acceptances issued or created by the Issuing Bank or the Accepting Bank, as the case may be and the obligation of the Issuing Bank to issue Letters of Credit and of the Accepting Bank to create Acceptances in an aggregate amount equal to (i) $50,000,000 during the Temporary Increase Period and (ii) $45,000,000 at all other times, as the same may be reduced from time to time pursuant to Section 2.05 hereof. As to each Bank, the obligation of such Bank to make Loans, and to buy participations in Letters of Credit and Acceptances issued or created by the Issuing Bank or the Accepting Bank, as the case may be, under the Commitment shall be in an aggregate principal or face amount at any one time outstanding up to but not exceeding, the amount set opposite such Bank's name on the signature pages to Amendment No. 2 under the caption "Commitment" (as the same may be reduced from time to time pursuant to Section 2.05 hereof); provided, that, the Commitment shall be further subject to the sublimit limitations set forth in this Agreement and with respect to each such sublimit each Bank's individual Commitment shall be equal to the product of (x) the amount of such sublimit, multiplied by (y) such Bank's Commitment Percentage.

         (c) A new definition for "Temporary Increase Period" shall be added to
Section 1.01 of the Loan Agreement in its correct alphabetical order to read in its entirety as follows:

                  "Temporary Increase Period" shall mean the period beginning with the Effective Date of Amendment No. 2 and ending June 30, 2000.

         (d) The definition for "Tier I Commitment" contained in Section 1.01 of the Loan Agreement is amended to read in its entirety as follows:

                  "Tier I Commitment" shall mean the obligation of the Banks to make Tier I Loans, and to buy participations in Letters of Credit and Acceptances issued or created by the Issuing Bank or the Accepting Bank, as the case may be and the obligation of the Issuing Bank to issue Letters of Credit and of the Accepting Bank to create Acceptances in an aggregate amount equal to (i) $50,000,000 during the Temporary Increase Period and (ii) $45,000,000 at all other times, as such amount may be reduced from time to time pursuant to Section 2.05 hereof, and which may be used by the Company in the form of Loans up to and not exceeding the sum of (i) $35,000,000 during the Temporary Increase Period and (ii) $30,000,000 at all other times, the total amount of which may be used by the Company for trade Letters of Credit and Acceptances and $2,000,000 of which may be used by the Company for standby Letters of Credit, all as more fully set forth in this Agreement and subject to the Borrowing Base limitations of this Agreement.

         (e) The definition for "Tier I Credits" contained in Section 1.01 of the Loan Agreement is amended to read in its entirety as follows:


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                  "Tier I Credits" shall mean each of the following
         independently: (i) all Credits, at any time, in an aggregate outstanding amount up to and including (x) during the Temporary Increase Period, the first $50,000,000 of outstanding Credits and (y) at all other times, the first $45,000,000 of outstanding Credits and
         (ii) all Tier I Loans.

         (f) Section 2.01(b) of the Loan Agreement is amended to read in its entirety as follows:

                  (b) From and including September 30, 1999 and all times thereafter until the Revolving Credit Commitment Termination Date, in no event shall (i) the aggregate principal amount of all Loans exceed
         (x) $35,000,000 during the Temporary Increase Period and (y) $30,000,000 at all other times, (ii) the aggregate amount of all Letter of Credit Liabilities, together with the aggregate principal amount of all Loans and the aggregate amount of Acceptance Liabilities exceed the amount of the Tier I Commitment or the Commitment, each as then in effect from time to time or (iii) there be any Tier II Credits outstanding.

         (g) The introductory paragraph of Section 2.03 of the Loan Agreement is amended to read in its entirety as follows:

                  2.03 Letters of Credit. Subject to the terms and conditions of this Agreement, the Commitments may be utilized, upon the request of the Company, in addition to the Loans provided for by Section 2.01 hereof, by the issuance by the Issuing Bank of letters of credit and the Letter of Indemnity (such letters of credit and the Letter of Indemnity are collectively referred to herein as, "Letters of Credit") for account of the Company, provided that in no event shall (i) the aggregate amount of all Letter of Credit Liabilities, together with the aggregate principal amount of the Loans and the aggregate amount of Acceptance Liabilities exceed the aggregate amount of the Commitments as in effect from time to time, (ii) the outstanding aggregate amount of all Letter of Credit Liabilities arising out of performance or standby Letters of Credit exceed $2,000,000, (iii) the aggregate amount of all Letter of Credit Liabilities arising out of commercial (documentary) Letters of Credit (whether issued by Fleet or arising out of the Letter of Indemnity) exceed (x) $50,000,000 during the Temporary Increase Period and (y) $45,000,000 at all other times, (iv) the expiration date of any standby Letter of Credit extend beyond the Revolving Credit Commitment Termination Date and/or (v) commercial Letters of Credit in an aggregate face amount of more than $45,000,000 (reduced dollar-for-dollar by the aggregate amount of outstanding other Tier I Credits) have an expiration date later than the last day of the Temporary Increase Period or the expiration date of any sight or time commercial Letter of Credit extend beyond the earlier to occur of the date 180 days following the issuance of such Letters of Credit and the date 180 days following the Revolving Credit Commitment Termination Date. The following additional provisions shall apply to Letters of
         Credit:

         (h) A new Section 2.11(d) shall be added to the Loan Agreement to read in its entirety as follows:

                  (d) Prepayment After Termination of Temporary Increase Period. On the last day of the Temporary Increase Period, to the extent that
         (i) the aggregate amount of outstanding Tier I Loans exceeds $30,000,000 on such date, within three days of such last day of such Temporary Increase Period the Company shall prepay the Loans in such amounts as shall be necessary so that the aggregate outstanding amount of Loans shall not exceed $30,000,000, or (ii) the aggregate amount of outstanding Tier I Loans does not exceed $30,000,000 on such date (after giving effect to any prepayment required pursuant to Section 2.11(d)), but the aggregate amount of outstanding Tier I Credits exceeds the Tier I Commitment as reduced on such date, then, in such


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         event, within three days of such last day of such Temporary Increase
         Period the Company shall deposit cash collateral with the Agent in an amount not less than such excess and in connection therewith execute all documents reasonably requested by the Agent to grant the Agent, for the ratable benefit of the Banks, a first priority perfected security interest in such cash collateral.

         (i) Section 8.09 of the Loan Agreement is amended to read in its entirety as follows:

                  8.09 Leverage Ratio; Balance Sheet Leverage Ratio. The Company will not permit (i) the Leverage Ratio to exceed (x) 6.0 to 1.0 as at March 31, 2000, or (y) 5.5 to 1.0 as at any time other than with respect to the fiscal quarter ending March 31, 2000, or (ii) the Balance Sheet Leverage Ratio to exceed 4.5 to 1 at any time.

         Section 3. Conforming Amendments. The Loan Agreement and all agreements, instruments and documents executed and delivered pursuant to or in connection with the Loan Agreement (collectively the "Loan Documents") , shall each be deemed to be amended and supplemented hereby to the extent necessary, if any, to give effect to the provisions of this Amendment, and each Bank is authorized to annex a copy of this Amendment to its respective Note. Except as so amended hereby, the Loan Agreement and the other Loan Documents shall remain in full force and effect in accordance with their respective terms.

         Section 4. Acknowledgments, Confirmations and Consent.

         The Company acknowledges and confirmsthat the Liens granted pursuant to the Security Documents to which it is a party secure the indebtedness, liabilities and obligations of the Company to the Banks, the Issuing Bank and/or the Agent under the Notes and under the Loan Agreement as further amended by this Amendment, whether or not so stated in such Security Documents, and that the term "Borrower Obligations" as used in the Security Documents (or any other terms used in any of the Loan Documents to describe or refer to the indebtedness, liabilities and obligations of the Company to the Banks, the Issuing Bank and/or the Agent) includes all other indebtedness, liabilities and obligations of the Company under the Loan Agreement as amended by this Amendment and under the Notes.

         Section 5. Representations and Warranties. The Company represents and warrants to the Banks and the Agent as follows:

         (a) After giving effect to this Amendment (i) each of the representations and warranties set forth in Section 7 of the Loan Agreement is true and correct in all respects as if made on the date of this Amendment, except for changes in the ordinary course of business which, either singly or in the aggregate, are not materially adverse to the business or financial condition of the Company, and (ii) no Default or Event of Default exists under the Loan Agreement.


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         (b) The Company has the power to execute, deliver and perform, and has taken all necessary corporate action to authorize the execution, delivery and performance of, this Amendment and the other agreements, instruments and documents to be executed by it in connection with this Amendment. No consent or approval of any Person, no consent or approval of any landlord or mortgagee, no waiver of any Lien or right of distraint or other similar right and no consent, license, certificate of need, approval, authorization or declaration of, or filing with, any governmental authority, bureau or agency is or will be required in connection with the execution, delivery or performance by the Company, or the validity, enforcement or priority, of this Amendment and the other agreements, instruments and documents executed in connection with this Amendment.

         (c) The execution, delivery and performance by the Company of this Amendment and each of the agreements, instruments and documents executed in connection with this Amendment to which it is a party will not (i) violate any provision of law, (ii) conflict with or result in a breach of any order, writ, injunction, ordinance, resolution, decree or other similar document or instrument of any court or governmental authority, bureau or agency, domestic or foreign, or the certificate of incorporation or by-laws of the Company, (iii) create (with or without the giving of notice or lapse of time, or both) a default under or breach of any agreement, bond, note or indenture to which the Company is a party or by which any of them is bound or any of their respective properties or assets is affected, or (iv) result in the imposition of any Lien of any nature whatsoever upon any of the properties or assets owned by or used in connection with the business of the Company, except for the Liens created and granted pursuant to the Security Documents.

         (d) This Amendment and each of the other agreements, instruments and documents executed in connection with this Amendment to which the Company is a party has been duly executed and delivered by the Company and constitutes the valid and legally binding obligation of the Company, enforceable in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other similar laws, now or hereafter in effect, relating to or affecting the enforcement of creditors' rights generally and except that the remedy of specific performance and other equitable remedies are subject to judicial discretion; provided, however, that such laws shall not materially interfere with the practical realization of the benefits of the Security Documents or the Liens created thereby, except for: (i) possible delay, (ii) situations which may arise under Chapter II of the U.S. Bankruptcy Code, II U.S.C. ss.ss. 10 1 et seq., and (iii) equitable orders of any United States Bankruptcy Court.

         Section 6. Fees. The Company shall pay an Administrative Fee to Fleet in the amount of $3187.50 and to Citicorp in the amount of $3062.50, (each such fee representing .125% of such Bank's pro rata share of the increase to the total Commitment). Each such fee shall be paid directly to the Bank that is to receive such fee.


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         Section 7. Notes. The Borrower shall execute and deliver concurrently herewith a promissory note which shall be in replacement of and substitution for its existing promissory notes payable to the Banks. Such new promissory note shall be in the form of Exhibit A annexed hereto and be deemed the Notes for all purposes of the Loan Agreement and documents relating thereto.

         Section 8. Miscellaneous.

         (a) Except as specifically amended by this Amendment, the Loan Agreement and each of the other agreements, instruments and documents executed in connection with the Loan Agreement shall remain in full force and effect in accordance with their respective terms.

         (b) THIS AMENDMENT AND ALL OTHER AGREEMENTS, DOCUMENTS AND INSTRUMENTS EXECUTED AND DELIVERED IN CONNECTION WITH THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS EXECUTED IN AND TO BE PERFORMED ENTIRELY WITHIN THE STATE OF NEW YORK BY RESIDENTS OF SUCH STATE.

         (c) The provisions of this Amendment are severable, and if any clause or provision shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause, provision or part in such jurisdiction and shall not in any manner affect such clause, provision or part in any other jurisdiction or any other clause or provision in this Amendment in any jurisdiction.

         (d) This Amendment may be signed in any number of counterparts with the same effect as if all parties to this Amendment signed the same counterpart.

         (e) This Amendment shall be binding upon and inure to the benefit of the Company and its respective successors and to the benefit of the Agent and/or the Banks and their respective successors and assigns. The rights and obligations of the Company under this Amendment shall not be assigned or delegated without the prior written consent of the Banks, and any purported assignment or delegation without such consent shall be void.

         (f) The Company agrees to pay the Agent upon demand all reasonable expenses, including reasonable fees of attorneys and paralegals for the Agent (who may be employees of the Agent), incurred by the Agent in connection with the preparation, negotiation and execution of this Amendment and any agreements, instruments and documents executed or furnished in connection with this Amendment.

         Section 9. Effectiveness of Amendment. This Amendment shall become effective (the "Effective Date") upon the later of (i) receipt by the Agent of this


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Amendment duly executed by each party hereto and (ii) receipt by the Agent and each Bank of such evidence of proper corporate organization, existence, authority and appropriate corporate proceedings with respect to Company and the matters addressed by this Amendment and the documents, instruments and agreements executed pursuant hereto or in connection herewith, and such other certificates, instruments, and documents as the Agent or any Bank shall reasonably request.

                            [signature pages follow]


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               IN WITNESS WHEREOF, the Company, the Banks and the Agent have signed and delivered this Amendment No. 2 as of the date fast written above.

                                            EMPIRE RESOURCES, INC.,
                                                 as Borrower

                                            By: /s/ Sandra Kahn
                                               -----------------------
                                            Name:  Sandra Kahn
                                            Title: Vice President & C.F.O.



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Commitment                                  FLEET BANK, as Agent and a Bank
----------
$25,500,000

                                            By: /s/ Stephen G. O'Keefe
                                               -----------------------
                                            Name:  Stephen G. O'Keefe
                                            Title: Vice President


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Commitment                                  CITICORP USA, INC., as a Bank
----------
$24,500,000

                                            By: /s/ William Demick
                                               -----------------------
                                            Name:  William Demick
                                            Title: Vice President